UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 21, 2016

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51329	94-3330837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2000 Seaport Boulevard, Suite 300

Redwood City, California 94063

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (408) 616-7200

3410 Central Expressway

Santa Clara, California 95051

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On May 21, 2016, XenoPort, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Arbor Pharmaceuticals, LLC, a Delaware limited liability company (“Parent”), and AP Acquisition Sub, Inc. a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, Purchaser, on the terms and subject to the conditions thereof, will commence a tender offer (the “Offer”) to acquire any and all of the Company’s issued and outstanding shares (the “Shares”) of common stock, par value $0.001 per share (the “Company Common Stock”), at a purchase price of $7.03 per share of Company Common Stock, net to the seller in cash (the “Transaction Consideration”), without interest, but subject to any applicable withholding of taxes.

If the conditions to the Offer are satisfied and the Offer closes, Parent would acquire any remaining Shares pursuant to a merger of Purchaser with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, which permits completion of the Merger upon the acquisition of a majority of the voting power of the Company Common Stock. Accordingly, no vote of the Company’s stockholders will be required in connection with the Merger if Parent and Purchaser consummate the Offer.

Upon the Merger being effective, each outstanding Share (other than Shares owned by Parent, Purchaser or the Company, or by stockholders who have validly exercised their appraisal rights under Delaware law), will be cancelled and converted into the right to receive an amount equal to the Transaction Consideration.

The obligation of Parent and Purchaser to consummate the Offer is subject to various conditions set forth in the Merger Agreement, including, among others: (i) the number of Shares being validly tendered and not validly withdrawn prior to the expiration of the Offer, when added to the Shares then beneficially owned by Parent and its affiliates, constitute at least a majority of the total number of the then-issued and outstanding Shares; (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) since the date of the Merger Agreement; and (iv) the completion of a specified marketing period for the debt financing Parent and Purchaser are using to fund a portion of the aggregate Transaction Consideration (the “Marketing Period”) . The consummation of the Offer and the Merger are not subject to a financing condition.

The Offer will expire at 11:59 p.m., New York City time, on the 20th business day following the commencement date of the Offer, unless extended in accordance with the terms of the Offer and the Merger Agreement.

The Merger Agreement contains customary representations and warranties and covenants by the parties. Generally, the Company has agreed to operate its business in the ordinary course until the completion of the Transactions (as defined below). The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals relating to alternative transactions and certain restrictions on its ability to respond to such proposals, subject to certain limited exceptions to permit the Company’s board of directors to comply with its fiduciary duties. Parent and Purchaser have agreed to use reasonable best efforts to obtain approval of the Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Merger Agreement also contains customary termination provisions in favor of each of the Company and Parent, subject, in certain circumstances, to the payment by the Company of a termination fee of $16.5 million. The Company must pay Parent the $16.5 million termination fee in the event that the Merger Agreement is terminated by Parent following a change of recommendation by the board of directors of the Company or if the Company terminates the Merger Agreement to enter into an agreement with respect to a proposal from a third party that the board of directors of the Company has determined is superior to Parent’s, in each case, as is described in further detail in the Merger Agreement. Under certain additional circumstances described in the Merger Agreement, the Company must also pay Parent a termination fee of $16.5 million if the Merger

Agreement is terminated and, within twelve months following such termination, the Company consummates a business combination transaction of the type described in the relevant provisions of the Merger Agreement or enters into an agreement for a business combination transaction of the type described in the relevant provisions of the Merger Agreement that is subsequently consummated.

The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $25 million if: (i) Parent or the Company terminates the Merger Agreement because the Offer has been extended under certain circumstances beyond September 30, 2016 or the fifth business day after the end of the Marketing Period, whichever is later; or (ii) the Company terminates the Merger Agreement because Acquisition Sub, after the satisfaction or waiver (or deemed satisfaction or waiver) of the Offer conditions, has not accepted for payment the Shares tendered in the Offer by the later of: (a) three business days after the Company notifies Acquisition Sub that the Company intends to terminate the Merger Agreement if Acquisition Sub fails to accept for payment the Shares tendered in the Offer; and (b) one business day after the expiration of the Offer, in each case, as is described in further detail in the Merger Agreement. In the circumstances where the reverse termination fee is payable by Parent, payment of the reverse termination fee constitutes the Company’s sole and exclusive monetary remedy against Parent and Purchaser.

Parent has obtained debt financing commitments from certain financial institutions to fund the transactions contemplated by the Merger Agreement. The Merger Agreement requires Parent to use its reasonable best efforts to obtain the financing on the terms and conditions described in the financing commitments. The Company is only entitled to specific performance to force Parent and Acquisition Sub to consummate the Offer and the Merger if all of the Offer conditions have been satisfied or waived at the expiration of the Offer and the debt financing has been funded or will be funded when Acquisition Sub accepts for payment the Shares tendered in the Offer.

The board of directors of the Company: (i) unanimously determined that the terms of the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Transactions”), including the Offer and the Merger, are fair to, and in the best interests of the Company and its stockholders; (ii) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement; (iii) authorized the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained in the Merger Agreement and the consummation of the Offer, the Merger and the other Transactions upon the terms and subject to the conditions contained in the Merger Agreement; and (iv) resolved to recommend that the holders of Shares accept the Offer and tender all of their Shares to Purchaser pursuant to the Offer.

The foregoing summary of the principal terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full copy of the Merger Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference. The summary and the copy of the Merger Agreement are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to any party to the Merger Agreement. The Merger Agreement includes representations, warranties and covenants of the Company, Parent and Purchaser made solely for the benefit of the parties to the Merger Agreement. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Company, Parent and Purchaser and may be subject to important qualifications and limitations agreed to by the Company, Parent and Purchaser in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s SEC filings or may have been used for purposes of allocating risk among the Company, Parent and Purchaser rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of the Company, Parent and Purchaser or any of their respective subsidiaries or affiliates.

Item 8.01	Other Events.

On May 23, 2016, the Company and Parent issued a joint press release (the “Press Release”) announcing the execution of the Merger Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1.

*****

Important Information

The Offer has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company, nor is it a substitute for the tender offer materials that Parent and Purchaser will file with the U.S. Securities and Exchange Commission (the “SEC”) upon commencement of the Offer. At the time the Offer is commenced, Parent and Purchaser will file tender offer materials on Schedule TO, and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other Offer documents) and the Solicitation/Recommendation Statement will contain important information. Holders of shares of the Company are urged to read these documents when they become available because they will contain important information that holders of the Company’s shares should consider before making any decision regarding tendering their shares. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of the Company at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov. Additional copies may be obtained for free by contacting the Company at ir@XenoPort.com.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, the Company files annual, quarterly and special reports and other information with the SEC. You may read and copy any reports or other information filed by Parent, Purchaser or the Company at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Parent’s, Purchaser’s and the Company’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Forward-Looking Statements

This Form 8-K contains “forward-looking” statements, including, without limitation, all statements about the proposed acquisition of the Company by Parent, the commencement of the Offer, the realization of estimated synergies and benefits from the proposed acquisition, business strategies, market potential, future financial prospects and other matters that are not historical facts. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believe,” “could,” “intend,” “may,” “plans,” “potential,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: Parent’s or the Company’s ability to satisfy the conditions to the consummation of the Offer and the other conditions set forth in the Merger Agreement, the possibility of any termination of the Merger Agreement, and the parties’ ability to obtain regulatory approval in a timely manner. These and other risk factors are discussed under the heading “Risk Factors” in the Company’s SEC filings and reports, including in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 5, 2016. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of May 21, 2016, by and among Arbor Pharmaceuticals, LLC, AP Acquisition Sub, Inc. and XenoPort, Inc. Schedules to the Agreement and Plan of Merger have been omitted pursuant to
Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

99.1	Joint Press Release, dated May 23, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XenoPort, Inc.

Date: May 23, 2016	By:	/s/ William G. Harris
	Name:	William G. Harris
	Title:	Senior Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of May 21, 2016, by and among Arbor Pharmaceuticals, LLC, AP Acquisition Sub, Inc. and XenoPort, Inc. Schedules to the Agreement and Plan of Merger have been omitted pursuant to
Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

99.1	Joint Press Release, dated May 23, 2016.